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                                                                      Exhibit 21


                         Subsidiaries of the Registrant


Parent
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First Lancaster Bancshares, Inc.

                                        State or Other
                                        Jurisdiction of       Percentage
Subsidiaries (1)                         Incorporation        Ownership
----------------                        ---------------       ----------

First Lancaster Federal Savings Bank    United States            100%

First Lancaster Corporation (2)         Kentucky                 100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2) First Lancaster Corporation is a wholly owned subsidiary of First Lancaster Federal Savings Bank.